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                                                                      EXHIBIT 16


                     Letter from PricewaterhouseCoopers LLP

                   [Letterhead of PricewaterhouseCoopers LLP]

April 9, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Environmental Safeguards, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated April 2, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP



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